EXHIBIT 21
9/1/2000                 SODEXHO MARRIOTT SERVICES, INC.        PAGE NUMBER :  1
                              DOMESTIC SUBSIDIARIES
                         STATE INCORPORATION 10-K REPORT

State:   Alabama
Marcorp, Inc.

State:   California
Sodexho Management Corp.
Saga Health Care Dietary Management Services, Inc.
Saga Education Food Services, Inc.

State:   Delaware
Sodexho Marriott Services, Inc.
Sodexho Operations, LLC.
Sodexho Marriott Laundry Services, Inc.
Sodexho Marriott Education Services, Inc.
SMS Services of California, Inc.
SMO Finance Corp.
Corporate Food Services, Inc.
Sodexho Marriott Services of Indiana Limited Partnership
SDH I, Inc.
SDH II, Inc.
SDH III, Inc.
SDH IV, Inc.
Sodexho America, LLC.

State:   Massachusetts
International Catering Corp. of Massachusetts

State:   New Jersey
SMS Electrical, Inc. dba SMS Electrical and Plumbing

State:   New York
Sodexho Marriott Management, Inc.

State:   Texas
Premier Hospitality, Inc.
Premier Hospitality Club, Inc.
Sodexho Marriott Services of Texas Limited Partnership

State:   Vermont
Sodexho Vermont, Inc.

Territory: Guam
Sodexho Services Guam, Inc.







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9/1/2000                 SODEXHO MARRIOTT SERVICES, INC.        PAGE NUMBER :  2
                              FOREIGN SUBSIDIARIES
                         CORPS. WITHIN COUNTRY 10-K REPORT


Country:          Canada, Ontario
Sodexho MS Canada, Ltd. dba Sodexho Marriott Services Canada
Ontrak Services, Inc.

Country:          Canada, Quebec
Sodexho Marriott Quebec Ltee
Sodexho Financiere du Canada, Inc.
Sodexho Canada, Inc. dba Sodexho Services Canada
Luc, Inc.

Country:          Canada, B.C.
Universal Remote Site Services, Ltd.
Fortier Services, Ltd.
Universal Remote Site Holdings, Ltd.